UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2025

Diversified Healthcare Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “our,” “us” and “the Company” refer to Diversified Healthcare Trust.

Item 8.01.	Other Events.

Senior Secured Notes Transaction

On September 26, 2025, we completed a private offering of $375,000,000 in aggregate principal amount of our 7.250% senior secured notes due 2030, or the Notes. The net proceeds from the offering were approximately $365.9 million, after deducting estimated discounts and commissions to the initial purchasers and other estimated fees and expenses. We used a portion of the net proceeds to fund the partial redemption of our senior secured notes due 2026, or the 2026 Notes, as further described below, and intend to use the remaining net proceeds to pay fees and expenses associated with such redemption and for general business purposes.

After purchasing the Notes from us, the initial purchasers offered and sold the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes are fully and unconditionally guaranteed (i) on a joint, several and senior secured basis, by certain of our subsidiaries that own 36 fee-owned real properties located in the United States, and (ii) on a joint, several and unsecured basis, by all of our subsidiaries that guarantee the 2026 Notes on an unsecured basis and all of our subsidiaries that currently guarantee our 4.375% senior notes due 2031, or such guarantors collectively, the Subsidiary Guarantors. The Notes and the guarantees provided by the Subsidiary Guarantors that own the 36 real properties are secured by a first-priority lien and security interest on 100% of the equity interests in each such Subsidiary Guarantor.

The Notes and the guarantees thereof were issued under our indenture, dated as of September 26, 2025, or the Indenture, among us, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

We may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. The Notes are subject to certain restrictive financial and operating covenants, including covenants that restrict our ability to incur debts in excess of calculated amounts, that require us to maintain certain financial ratios and that restrict certain activities of the Subsidiary Guarantors that own the 36 real properties.

The foregoing description of the Notes is not complete and is subject to and qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 4.1, which is incorporated by reference herein.

2026 Notes Redemption

In connection with the closing of the offering of the Notes, on September 26, 2025, we redeemed a portion of the outstanding 2026 Notes for a redemption price equal to the principal amount of approximately $307.0 million.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, the current intentions with respect to the use of remaining net proceeds from the offering of the Notes may not occur when or as expected or at all.

The information contained in our filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of September 26, 2025, between the Company, certain subsidiaries of the Company named therein as guarantors and U.S. Bank Trust Company, National Association, relating to the Company’s 7.250% Senior Secured Notes due 2030, including form thereof.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Date:  September 29, 2025